EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER COMMON SHARE

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - DILUTED
Sixteen Weeks ended November 9, 2002 and November 10, 2001

                                                              (Restated)
                                                          Sixteen Weeks Ended
                                                       ------------------------
                                                         Nov. 9,      Nov. 10,
                                                          2002          2001
                                                       ----------    ----------
Diluted:
 Net earnings (loss) applicable
  to common shares                                     $   (7,500)   $   (3,593)
                                                       ==========    ==========
Shares:
 Weighted average number of
  common shares outstanding                                18,282        18,151
 Shares issuable under employee
  stock plans-weighted average                                  -*          -**
 Dilutive effect of exercise of
  certain stock options                                         -*          -**
 Less: Treasury stock-weighted
  average                                                 (10,238)      (10,238)
                                                       ----------    ----------
Weighted average number of common
 and common equivalent shares
 outstanding                                                8,044         7,913
                                                       ==========    ==========
Net earnings (loss) per common
 and common equivalent shares                          $    (0.93)   $    (0.45)
                                                       ==========    ==========

* The dilutive effect of stock options in the amount of 16,207 shares and 23,374 shares issuable under employee stock plans were not considered as the effect is antidilutive.
** The dilutive effect of stock options in the amount of 36,956 shares and 33,011 shares issuable under employee stock plans were not considered as the effect is antidilutive.


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

EXHIBIT 11.0-COMPUTATION OF EARNINGS PER COMMON SHARE
(continued)

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - DILUTED
Forty Weeks ended November 9, 2002 and November 10, 2001

                                                              (Restated)
                                                           Forty Weeks Ended
                                                       ------------------------
                                                         Nov. 9,      Nov. 10,
                                                          2002          2001
                                                       ----------    ----------
Diluted:
 Net loss applicable to common
  shares                                               $   (8,222)   $   (4,812)
                                                       ==========    ==========
Shares:
 Weighted average number of
  common shares outstanding                                18,277        18,049
 Shares issuable under employee
  stock plans-weighted average                                  -*          -**
 Dilutive effect of exercise of
  certain stock options                                         -*          -**
 Less: Treasury stock-weighted
  average                                                 (10,238)      (10,240)
                                                       ----------    ----------
Weighted average number of common
 and common equivalent shares
 outstanding                                                8,039         7,809
                                                       ==========    ==========
Net loss per common and common
 equivalent shares                                     $    (1.02)   $    (0.62)
                                                       ==========    ==========

* The dilutive effect of stock options in the amount of 17,820 shares and 27,589 shares issuable under employee stock plans were not considered as the effect is antidilutive.
** The dilutive effect of stock options in the amount of 71,518 shares and 34,017 shares issuable under employee stock plans were not considered as the effect is antidilutive.

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - BASIC
Sixteen and Forty Weeks ended November 9, 2002 and
November 10, 2001

                                                              (Restated)
                                                          Sixteen Weeks Ended
                                                       ------------------------
                                                         Nov. 9,      Nov. 10,
                                                          2002          2001
                                                       ----------    ----------
Basic:
 Net earnings (loss) applicable
  to common shares                                     $   (7,500)   $   (3,593)
                                                       ==========    ==========
Shares:
 Weighted average number of common
  shares outstanding                                       18,282        18,151
 Less: Treasury stock-weighted
  average                                                 (10,238)      (10,238)
                                                       ----------    ----------
Weighted average number of common
 and common equivalent shares
 outstanding                                                8,044         7,913
                                                       ==========    ==========
Net loss per common and common
 equivalent shares                                     $    (0.93)   $    (0.45)
                                                       ==========    ==========

                                                           Forty Weeks Ended
                                                       ------------------------
                                                         Nov. 9,      Nov. 10,
                                                          2002          2001
                                                       ----------    ----------

Basic: Net loss applicable to common
  shares                                               $   (8,222)   $   (4,812)
                                                       ==========    ==========
Shares:
 Weighted average number of
  common shares outstanding                                18,277        18,049
  Less: Treasury stock-weighted
   average                                                (10,238)      (10,240)
                                                       ----------    ----------
Weighted average number of common
 and common equivalent shares
 outstanding                                                8,039         7,809
                                                       ==========    ==========
Net loss per common and common
 equivalent shares                                     $    (1.02)   $    (0.62)
                                                       ==========    ==========


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